Exhibit 23.1

                    De Joya Griffith & Company, LLC
              ------------------------------------------
              CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------

U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report
(Form 10-K ) of Monster Offers of our audit report, dated April 13, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2009 which appears in the Annual Report.


De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
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Henderson, NV
April 13, 2010


               2580 Anthem Village Drive, Henderson, NV  89052
            Telephone (702) 563-1600  o  Facsimile (702) 920-8049

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